Exhibit 10.28

BOND PLEDGE AGREEMENT

This Agreement is made as of the 28th day of June, 2005.

BY:	WILLIAMS SCOTSMAN OF CANADA, INC.

IN FAVOUR OF:	THE COLLATERAL AGENT AND THE SECURED CREDITORS (as hereinafter defined)

WHEREAS Williams Scotsman of Canada, Inc. (the “Company”) has created and executed a Bond No. 1 dated June 27, 2005 (the “Bond”) in favour of the Collateral Agent (as defined below), payable on demand in the principal amount of one billion four hundred million dollars ($1,400,000,000) in lawful currency of Canada;

WHEREAS the Company has agreed to pledge the Bond to the Collateral Agent and the Secured Creditors (as defined below), as a general and continuing collateral security for the due and punctual payment, performance and fulfillment of the Obligations (as defined below).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       The following words or expressions whenever used in this Agreement (and in the preamble above which forms an integral part of this Agreement) shall have the following meanings:

1.1                                 “Agreement” means this Bond Pledge Agreement;

1.2                                 “Bond” has the meaning ascribed to such term in the preamble;

1.3                                 “Collateral Agent” means Bank of America, N.A., as collateral agent, for its own benefit and on behalf and for the benefit of the present and future Secured Creditors;

1.4                                 “Company” has the meaning ascribed to such term in the preamble;

1.5                                 “Event of Default” has the meaning ascribed to such term in the Security Agreement;

1.6                                 “Obligations” has the meaning ascribed to such term in the Security Agreement;

1.7                                 “Person” has the meaning ascribed to such term in the Security Agreement;

1.8                                 “Pledgees” means, collectively, the Collateral Agent and the Secured Creditors;

1.9                                 “Secured Creditors” has the meaning ascribed to such term in the Security Agreement.

1.10                           “Security Agreement” means that certain Amended and Restated Canadian Security Agreement dated as of June 28, 2005 between the Company, as obligor, and the Collateral Agent, as collateral agent, as same may be amended, supplemented, restated, extended, renewed or otherwise modified from time to time;

2.                                       This Agreement shall be interpreted in accordance with the following:

2.1                                 words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;

2.2                                 the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

2.3                                 the word “including” shall mean “including without limitation” and “includes” shall mean “includes without limitation”.

3.                                       As a general and continuing collateral security for the due and punctual payment, performance and fulfillment of the Obligations and for the due and punctual payment of the expenses and charges, if any, incurred by the Collateral Agent to obtain payment of the Obligations or to conserve the Bond, the Company hereby pledges the Bond to the Pledgees to the extent of one billion four hundred million dollars ($1,400,000,000) in lawful currency of Canada, with interest thereon at the rate of Twenty-Five Percent (25%) per annum from the date hereof and the Company hereby delivers the Bond to the Collateral Agent for the benefit of all the Pledgees.

4.                                       The Collateral Agent may, forthwith and from time to time but only upon the occurrence and continuance of an Event of Default, exercise and enforce all the rights and remedies available to it under the Bond (subject to Section 8 hereof), as fully and effectually as if the Collateral Agent were the absolute owner of the Bond, provided however that the Collateral Agent shall not be bound to deal with the Bond or exercise any right or remedy as aforesaid and shall not be liable for any loss which may be occasioned by any failure to do so. The rights of the Collateral Agent herein stipulated with respect to the Bond shall be in addition to and not exclusive of all other rights and remedies which the Collateral Agent or the Secured Creditors have or may otherwise enforce or exercise.

5.                                       The Collateral Agent may charge on its own behalf and pay to others reasonable sums for services rendered (expressly including legal advice and services) in connection with realizing, collecting, selling, transferring, delivering and/or obtaining payment for the Bond and may deduct the amount of such charges and payments from the proceeds thereof. The balance of such proceeds may be held by the Collateral Agent in lieu of the Bond and may, as and when the Collateral Agent sees fit, be applied on account of such part of the Company’s indebtedness to the Collateral Agent or the Secured Creditors as the Collateral Agent deems best, without prejudice to the claims of the Collateral Agent or the Secured Creditors upon the Company for any deficiency.

6.                                       If any immaterial provision of this Agreement is, or becomes, illegal, invalid or unenforceable, said provision shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability.  The remaining provisions hereof shall be unaffected by such provision and shall continue to be valid and enforceable.

7.                                       Neither the Collateral Agent nor the Secured Creditors shall be obliged to exhaust their recourses against the Company or any other Person or Persons or against any other security any of them may hold in respect of the Obligations before realizing upon or otherwise dealing with the Bond in such manner as they may consider desirable.

8.                                       The Collateral Agent hereby agrees that, notwithstanding the fact that the Bond is payable on demand, it shall not demand payment under the Bond unless an Event of Default has occurred and is continuing. Furthermore, the Collateral Agent also hereby agrees that it shall only have the right to demand payment from the Company under the Bond of an aggregate amount which may not in any manner whatsoever be in excess of the aggregate amount owing by the Company to the Secured Creditors pursuant to the Obligations.

9.                                       The Collateral Agent may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company and with other parties, sureties or securities as it may deem fit without prejudice to the Obligations or the rights of the Collateral Agent or the Secured Creditors in respect of the Bond. The Collateral Agent and the Secured Creditors shall not be liable or accountable for any failure to collect, realize or obtain payment in respect of the Bond; shall not be bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Bond or for the purpose of preserving any rights of any of them or any other parties, the Company or any parties in respect thereof; shall not be responsible for any loss occasioned by any sale or other dealing with the Bond or by the retention of or failure to sell or otherwise deal therewith, or be bound to protect the Bond from depreciating in value or becoming worthless.

10.                                 This security is in addition to and not in substitution for any other security now or hereafter held by the Collateral Agent or the Secured Creditors.

11.                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.                                 This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Québec and the laws of Canada applicable therein, without giving effect to any conflicts of law rules thereof.

13.                                 The Parties hereby acknowledge and confirm that they have required that this Agreement be drawn up in English and are satisfied therewith. Les parties reconnaissent et confirment avoir exigé que ce document soit rédigé en anglais et s’en déclarent satisfaites.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

WILLIAMS SCOTSMAN OF CANADA, INC.

Per:	/s/ Claude Tremblay
Name: Claude Tremblay
Title: duly authorized representative

BANK OF AMERICA, N.A. , as collateral agent

Per:	/s/ Kevin W. Corcoran
Name: Kevin W. Corcoran
	Title:	duly authorized representative
Vice President